SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549







                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934






        Date of Report (Date of Earliest Event Reported) January 23, 1997



                                GATX CORPORATION
             (Exact Name of Registrant as Specified in its Charter)






                                      New York
                (State or other jurisdiction of incorporation)

                                     1-2328
                             (Commission file number)

                                   36-1124040
                         (I.R.S. employer identification
                                      no.)

500 West Monroe Street, Chicago, Illinois 60661-3676
(Address of principal executive offices)


Registrant's telephone number, including area code (312) 621-6200







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Item 5. Other Events.

         GATX Capital Corporation, an indirect wholly owned subsidiary of the Company, today filed a Current Report on Form 8-K, stating the following:

                  "The Company [GATX Capital Corporation] recently learned that on December 18, 1996 General Electric Capital Corporation and a subsidiary (collectively, "GECC") filed a Complaint in the Superior Court for the County of San Francisco (Case No. 983351) against GATX/Airlog Company, a California general partnership ("Airlog") of which a Company subsidiary is a partner, and the Company, among others. The Complaint asserts causes of action for breach of contract, fraud, negligent misrepresentation and trespass to personal property arising out of the modification of three B747 aircraft from passenger to freighter configuration. These aircraft are among a group of ten aircraft affected by the issuance of Airworthiness Directive 96-01-03 (the "AD") by the Federal Aviation Administration (the "FAA") in January 1996. The effect of the AD is to reduce significantly the amount of freight the affected aircraft may carry. The Complaint seeks direct and consequential damages which it alleges may be in excess of $50 to $75 million, a declaration requiring defendants to promptly repair the aircraft and punitive damages. To the best of the Company's knowledge, no Summons has been served on any of the Defendants in this action.

                    The three aircraft were modified in 1991 by subcontractors of Airlog with GECC's knowledge and consent pursuant to contracts between Airlog and GECC. These aircraft are part of a group of ten aircraft that are subject to the AD and were modified by subcontractors of Airlog pursuant to a design approved by the FAA. The three aircraft were flown for more than four years prior to the issuance of the AD.

                  The Company previously disclosed that Evergreen International Airlines, Inc. made a claim on the Company with respect to three other aircraft of the ten affected by the AD. The Company responded to that claim by bringing an action for a Declaratory Judgment that neither Airlog nor the Company has any liability to Evergreen as a result of the issuance of the AD. The remaining four affected aircraft are owned by three other entities.

                  Consistent with its ongoing product support, Airlog continues to pursue, with the apparent cooperation of the operators of the aircraft, including GECC and Evergreen, solutions to the FAA's concerns raised in the AD.

                  While the results of any litigation are impossible to predict with certainty, the Company believes that GECC's claims are without merit and that the Company and Airlog have adequate defenses thereto."







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                                                    Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized.


                                                    GATX Corporation


January 23, 1997                                    By:
                                                     /s/ David M. Edwards
                                                         David M. Edwards
                                                    Vice President Finance and
                                                      Chief Financial Officer


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